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                                                                      EXHIBIT 99

                           Allied Research Corporation

FOR IMMEDIATE RELEASE                       For More Information, Contact:
June 6, 2002                                John G. Meyer, Jr., EVP and COO
                                            800-847-5322
                                            Jim Drewitz, Investor Relations
                                            972-355-6070

         ALLIED RESEARCH ACQUIRES TITAN DYNAMICS SYSTEMS, INC., LEADING
                 MANUFACTURER OF BATTLEFIELD EFFECTS SIMULATORS

           Acquisition Includes Substantial Patent Portfolio, Backlog, and Provides Market Leadership Position

VIENNA, Virginia, June 6, 2002 - Allied Research Corporation (AMEX: ALR) announces the acquisition of privately held Titan Dynamics Systems, Inc. (TDSI) of Marshall, Texas, in a stock and cash transaction. Transaction terms were not announced.

TDSI is a professional engineering and manufacturing company engaged primarily in military-related products for domestic and international defense markets. It manufactures and markets Battlefield Effects Simulators to a broad spectrum of military users. Battlefield Effects Simulators are used to safely prepare soldiers and marines for battlefield conditions. The simulators fire pyrotechnic cartridges that simulate the flash, smoke and sound of fired or exploding shells. TDSI's systems are ultra-safe, highly reliable and cost effective. The company's focus for the future is on exploiting its patented technologies to design innovative new products for the military training environment and applicable commercial fields. TDSI's underlying technologies are applicable to a diverse range of other markets and products such as triggering automotive airbags and military ejection seats, initiating fire extinguisher systems, and theatrical fireworks. TDSI is expected to be accretive in the first year.

General (Ret) J.H. Binford Peay, III, Allied Research's Chairman and Chief Executive Officer, said, "We welcome TDSI to Allied Research. TDSI's far-reaching experience and management team will enhance our operations and contribute significantly to our expanding portfolio of defense and security companies. The "Omega" training and simulation product line offered by TDSI stands alone in its excellence, and has established a superior reputation in its market.

"The acquisition of TDSI is an important step towards recognizing the strategic vision of our management team. Though modest in size, this acquisition establishes a new foothold for Allied Research, in the Software, Training and Simulation segment of the defense industry. We expect to continue to add value to Allied Research through future strategic acquisitions like TDSI," General Peay concluded.

Titan Dynamics Systems, Inc. will continue to operate from its current location in Marshall, Texas, with the same management team, headed by its President, Mr. Stephan Findley.

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Mr. Findley commented: "We are excited to become a subsidiary of Allied Research
Corporation and to join a visionary team of businesses. Financial and managerial support from Allied Research will accelerate and enhance the growth of Titan Dynamics Systems, Inc. in the years ahead."

About Allied Research Corp.
--------------------------
Allied Research Corporation is a diversified defense and security firm, developing and producing conventional ammunition, sophisticated security systems, and innovative training and simulation products, for European, Asian, African, North American and South American markets.

 For more Information, please visit the Company web site: www.alliedresearch.com

Certain statements contained herein are "forward looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

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